                                                                   EXHIBIT 10.56

                            SCPIE INDEMNITY COMPANY
                AMERICAN HEALTHCARE SPECIALTY INSURANCE COMPANY
                     AMERICAN HEALTHCARE INDEMNITY COMPANY


                        SECOND CASUALTY EXCESS OF LOSS
                             REINSURANCE AGREEMENT

                          EFFECTIVE: January 1, 1999

   ARTICLE                          SUBJECT                          PAGE(S)
--------------    ----------------------------------------------   -----------
                      Preamble                                          1
       1              Business Reinsured                                1
       2              Cover                                             1
       3              Term                                              1
       4              Territory                                         2
       5              Warranty                                          2
       6              Exclusions                                        2
       7              Premium                                           3
       8              Reinstatement                                     3
       9              Reports                                           3
      10              Definitions                                       4
      11              Net Retained Lines                                5
      12              Currency                                          5
      13              Loss Funding                                      5
      14              Special Funding                                   6
      15              Taxes                                             7
      16              Notice of Loss and Loss Settlements               7
      17              Excess of Policy Limits                           8
      18              Extra Contractual Obligations                     8
      19              Delay, Omission or Error                          9
      20              Inspection                                        9
      21              Arbitration                                       9
      22              Service Of Suit                                   9
      23              Insolvency                                        9
      24              Confidentiality                                  10
      25              Commutation                                      10
      26              Intermediary                                     10
      27              Participation                                    11

             SECOND CASUALTY EXCESS OF LOSS REINSURANCE AGREEMENT

This Agreement is made and entered into by and between SCPIE INDEMNITY COMPANY, AMERICAN HEALTHCARE SPECIALTY INSURANCE COMPANY, AMERICAN HEALTHCARE INDEMNITY COMPANY, for themselves and on behalf of each member and affiliated insurance company of THE SCPIE COMPANIES, Los Angeles, California, that now or in the future underwrites and/or assumes business covered by this Agreement (hereinafter together called the "Company") and the Reinsurer specifically identified on the signature page of this Agreement (hereinafter called the "Reinsurer").

                                   ARTICLE 1
                                   ---------

BUSINESS REINSURED
------------------

A. This Agreement is to indemnify the Company in respect of the net excess liability as a result of any loss or losses as described in paragraph B. of this article, under any Policies classified by the Company as Comprehensive Physicians and Surgeons Professional Liability and Personal Umbrella business in force, written or renewed during the term of this Agreement by Poe & Brown, Inc., Tampa, Florida, subject to the terms and conditions herein contained.

B. For purposes of determining the attachment of the Reinsurer's liability hereunder as respects any one Loss Occurrence, all losses (including discovery period losses) involving one or more original insureds, arising from the same medical incident, and in which first notice of claim or circumstances is notified to the Company during the term of this Agreement shall be covered hereunder. The date of a loss hereunder shall be the earliest date within the term of this Agreement, that the Company has received first notice of claim or circumstance.


                                   ARTICLE 2
                                   ---------

COVER
-----

The Reinsurer will be liable in respect of each and every Loss Occurrence, irrespective of the number and kinds of Policies involved, for the Ultimate Net Loss over and above an initial Ultimate Net Loss of $2,000,000 each and every Loss Occurrence, subject to a limit of liability to the Reinsurer of $8,000,000 each and every Loss Occurrence.

Recoveries from the Company's underlying Casualty Excess of Loss Reinsurance Agreement(s) will not be deducted when establishing Ultimate Net Loss for purposes of this Agreement.


                                   ARTICLE 3
                                   ---------

TERM
----

This Agreement shall become effective at 12:01 a.m., Eastern Standard Time, January 1, 1999, and shall remain in full force and effect for 12 months, expiring 12:01 a.m., Eastern Standard Time, January 1, 2000.

Upon expiration of this Agreement, at the option of the Company, the Reinsurer will continue to cover all Policies coming within the scope of this Agreement, until the natural expiration of such Policies, but in no event longer than 12 months from the date of expiration of this Agreement, subject to an additional reinsurance premium equal to 50% of the reinsurance premium for the term of this Agreement.


                                   ARTICLE 4
                                   ---------

TERRITORY
---------

This Agreement will cover wherever the Company's Policies cover.


                                   ARTICLE 5
                                   ---------

WARRANTY
--------

The Reinsurer's maximum liability hereunder is $5,000,000 in the aggregate during the term of this Agreement in respect of the portion of Ultimate Net Loss excess of $5,000,000 from ground up, each Policy, each Loss Occurrence, but only in respect of Loss Occurrences involving only one Policy.


                                   ARTICLE 6
                                   ---------

EXCLUSIONS
----------

This Agreement does not cover:

1.   Business excluded by the attached Nuclear Incident Exclusion Clauses:

     a. Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A., No. 08-31.1.

     b. Nuclear Incident Exclusion Clause - Liability - Reinsurance - Canada, No. 08-32.1.

2. Liability of the Company arising by contract, operation of law or otherwise from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guarantee fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer or its successors or assigns which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

3.   Pools, associations and syndicates.

                                   ARTICLE 7
                                   ---------

PREMIUM
-------

A. The Company will pay the Reinsurer a premium of $500,000 for the term of this Agreement, to be paid in the amount of $125,000 on the last day of each calendar quarter.

B. Within 90 days following the expiration of this Agreement, the Company will calculate a premium at a rate of 2.20% multiplied by the Company's Gross Net Earned Premium Income. Should the premium so calculated exceed the premium paid in accordance with Paragraph A. above, the Company will immediately pay the Reinsurer the difference. Should the premium so calculated be less than the deposit premium, the Reinsurer will immediately pay the Company the difference, subject to a minimum of $475,000.


                                   ARTICLE 8
                                   ---------

REINSTATEMENT
-------------

Loss payments under this Agreement will reduce the limit of coverage afforded by the amounts paid, but the limit of coverage may be reinstated from the time of the occurrence of the loss at the Company's option. As respects reinstatement of the first $8,000,000 in limit, the Company agrees to pay an additional premium calculated at pro rata of 150% of the Reinsurer's premium for the term of this Agreement being pro rata only as to the fraction of the face value of this Agreement (i.e., the fraction of $8,000,000) so reinstated. As respects reinstatement of the second $8,000,000 in limit, the Company agrees to pay an additional premium calculated at pro rata of 200% of the Reinsurer's premium for the term of this Agreement, being pro rata only as to the fraction of the face value of this Agreement (i.e., the fraction of $8,000,000) so reinstated. Nevertheless, the Reinsurer's liability hereunder shall never exceed $8,000,000 in respect of any one Loss Occurrence and, subject to the limit in respect of any one Loss Occurrence, shall be further limited to $24,000,000 during the term of this Agreement by reason of any and all claims arising hereunder.

The decision of the Company to exercise its reinstatement option must be relayed to the Reinsurer within three months after payment of the loss on which the reinstatement is based.


                                   ARTICLE 9
                                   ---------

REPORTS
-------

Within 90 days following the expiration of this Agreement, the Company will furnish the Reinsurer with:

A. Gross Net Earned Premium Income of the Company for the term of this Agreement.

B. Any other information which the Reinsurer may require to prepare its Annual Statement which is reasonably available to the Company.

                                  ARTICLE 10
                                  ----------

DEFINITIONS
-----------

A. The term "Ultimate Net Loss" as used in this Agreement shall mean the actual loss (including 80% of any Extra Contractual Obligation and 100% of any loss in excess of Policy limits as defined in the EXTRA CONTRACTUAL OBLIGATIONS ARTICLE and the EXCESS OF POLICY LIMITS ARTICLE herein) paid by the Company or for which the Company becomes liable to pay (such loss to include any expenses that are included within the Policy limit and interest accrued prior to judgment when such interest is made part of the judgment, but to exclude all other interest and expenses which will be pro rated in accordance with the NOTICE OF LOSS AND LOSS SETTLEMENTS ARTICLE), but salvages and all recoveries, including recoveries under all reinsurances which inure to the benefit of this Agreement (whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

     All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

     For purposes of this definition, the phrase "becomes liable to pay" shall mean the existence of a judgment which the Company does not intend to appeal, or a release has been obtained by the Company, or the Company has accepted a proof of loss.

     Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company's Ultimate Net Loss has been ascertained.

B. The term "Loss Occurrence" as used in this Agreement shall mean any one disaster or casualty or accident or loss or series of disasters or casualties or accidents or losses arising out of or caused by one event.

     The parties to this Agreement recognize that a Loss Occurrence, as defined herein, may involve multiple Policies and that by reason of the manner in which losses are ascribed, such as losses occurring during, Claims Made, and Losses Discovered, a portion of the Loss Occurrence may be ascribed to this Agreement and to other reinsurances covering on substantially the same basis.

     In such event, but only when this Agreement does not specifically prescribe another method of handling, the Company's retention and the Reinsurer's limit of liability for the Loss Occurrence shall be proportionate, with the amount of Ultimate Net Loss to be retained by the Company under this Agreement being reduced to that percentage which the Company's settled losses attaching to this Agreement bear to the total of all the Company's settled losses contributing to the same Loss Occurrence. The Reinsurer's liability shall be arrived at in the same manner.

C. The term "Gross Net Earned Premium Income" as used in this Agreement shall mean gross earned premium income on business the subject of this Agreement less earned premium income paid for reinsurances, recoveries under which would inure to the benefit of this Agreement.

D. The term "Policy" as used in this Agreement shall mean any binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.

                                  ARTICLE 11
                                  ----------

NET RETAINED LINES
------------------

This Agreement applies only to that portion of any insurances or reinsurances covered by this Agreement which the Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount in excess of which this Agreement attaches, only loss or losses in respect of that portion of any insurances or reinsurances which the Company retains net for its own account shall be included, it being understood and agreed that the amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurers, whether specific or general, any amounts which may have become due from them whether such inability arises from the insolvency of such other reinsurers or otherwise.


                                  ARTICLE 12
                                  ----------

CURRENCY
--------

The currency to be used for all purposes of this Agreement shall be United States of America currency.


                                  ARTICLE 13
                                  ----------

LOSS FUNDING
------------

This clause is only applicable to those Reinsurers who cannot qualify for credit by the State having jurisdiction over the Company's loss reserves.

As regards Policies or bonds issued by the Company coming within the scope of this Agreement, the Company agrees that when it shall file with the insurance department or set up on its books reserves for losses covered hereunder which it shall be required to set up by law it will forward to the Reinsurer a statement showing the proportion of such loss reserves which is applicable to them.

The Reinsurer hereby agrees that it will apply for and secure delivery to the Company of a clean irrevocable and unconditional Letter of Credit issued by a bank chosen by the Reinsurer and acceptable to the appropriate insurance authorities, in an amount equal to the Reinsurer's proportion of the loss reserves in respect of known outstanding losses that have been reported to the Reinsurer, allocated loss expenses relating thereto and Incurred But Not Reported loss and loss expense as shown in the statement prepared by the Company.

The Letter of Credit shall be "evergreen" and shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless thirty (30) days prior to any expiration date, the bank shall notify the Company by certified or registered mail that it elects not to consider the Letter of Credit extended for any additional period.

The bank chosen for the issuance of the Letter of Credit shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

At annual intervals, or more frequently as agreed but never more frequently than semiannually, the Company shall prepare a specific statement, for the sole purpose of amending the Letter of Credit, of the Reinsurer's share of known and reported outstanding losses and allocated expenses relating thereto. If the statement shows that the Reinsurer's share of such losses and allocated loss expenses, and Incurred But Not Reported loss and loss expense, exceeds the balance of credit as of the statement date, the Reinsurer shall, within thirty
(30) days after receipt of notice of such excess, secure delivery to the Company of an amendment of the Letter of Credit increasing the amount of credit by the amount of such difference. If, however, the statement shows that the Reinsurer's share of known and reported outstanding losses plus allocated loss expenses, and Incurred But Not Reported loss and loss expense, relating thereto is less than the balance of credit as of the statement date, the Company shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

With regard to Incurred But Not Reported losses, after consultation with their outside Actuaries, Tillinghast, Nelson & Warren Inc., the Company intends to use the following IBNR factors applied to gross reinsurance premiums hereunder for purposes of this article:

                    Period                                    IBNR Factor
                    -----------------------------------------------------
                    Current Year                                 97.0%
                    First Development Year                       40.0%
                    Second Development Year                      17.0%
                    Third Development Year                        7.0%
                    Fourth Development Year & Subsequent Years    2.0%

The Letter of Credit funding requirement for IBNR will be net of any specific case base loss reserves. Therefore, the factors outlined above represent the ceiling for the sum of specific case base loss reserves and IBNR. Further, a cap of five times the gross reinsurance premium will apply as the maximum loss reserve, being the sum of case reserves plus IBNR, for which the Reinsurer is required to provide funding pursuant to this article.


                                  ARTICLE 14
                                  ----------

SPECIAL FUNDING
---------------

(This article is only applicable to those Reinsurers who are not subject to the LOSS FUNDING ARTICLE).

A. If during the period of this Agreement or thereafter, should the Reinsurer fail to pay any loss payable hereunder within the time prescribed, the Reinsurer agrees that it will fund uncollected paid losses and loss adjustment expenses related thereto within 30 days from the date of receipt by the Reinsurer of written demand by the Company to so fund. Such demand shall not be made unless balances are 60 days or more past the due date of payment specified in this Agreement.

B. The Reinsurer shall have the sole option of determining the method of funding referred to above, provided it is acceptable to the insurance regulatory authorities involved. If the Reinsurer elects to fund the aforesaid loss by a Letter of Credit, the procedures set forth in the LOSS FUNDING ARTICLE in respect of Letters of Credit shall apply.

C. The phrase "any loss payable" as used in paragraph A., above shall mean any loss subject to recovery under this Agreement, if the Reinsurer has not disputed said loss in writing prior to the due date for payment, i.e., (1) the Reinsurer has not denied the validity of coverage or (2) the litigation or arbitration between the Reinsurer and the Company related to the loss has not commenced.

D. The Company will provide the Reinsurer with a reinsurance proof of loss and such other substantive loss material reflecting the nature of the settlement (i.e. applicable proofs of loss, releases, adjuster's reports, etc.). If, subsequent to receipt of this material, the information supplied is insufficient, then the payment due date as defined in this Agreement will be deemed to be the date upon which the Reinsurer received such additional substantive material necessary to approve payment of the claim, or the date the claim is presented in an acceptable manner.


                                  ARTICLE 15
                                  ----------

TAXES
-----

The Company will be liable for taxes (except Federal Excise Tax) on premiums reported to the Reinsurer hereunder.

Federal Excise Tax applies only to those Reinsurers, excepting Underwriters at Lloyd's, London and other Reinsurers exempt from the Federal Excise Tax, who are domiciled outside the United States of America.

The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax 1% of the premium payable hereon to the extent such premium is subject to Federal Excise Tax.

In the event of any return of premium becoming due hereunder, the Reinsurer will deduct 1% from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.


                                  ARTICLE 16
                                  ----------

NOTICE OF LOSS AND LOSS SETTLEMENTS
-----------------------------------

The Company will advise the Reinsurer promptly of all claims which in the opinion of the Company may involve the Reinsurer and of all subsequent developments on these claims which may materially affect the position of the Reinsurer.

The Reinsurer agrees to abide by the loss settlements of the Company, provided that retroactive extension of Policy terms or coverages made voluntarily by the Company and not in response to court decisions (whether such court decision is against the Company or other companies affording the same or similar coverages) will not be covered under this Agreement.

When so requested the Company will afford the Reinsurer an opportunity to be associated with the Company, at the expense of the Reinsurer, in the defense of any claim or suit or proceeding involving this reinsurance and the Company will cooperate in every respect in the defense of such claim, suit or proceeding.

The Reinsurer will pay its share of loss settlements immediately upon receipt of proof of loss from the Company.

Unless otherwise provided for in the definition of Ultimate Net Loss, all investigation, adjustment, legal expense, (including interest other than interest accrued prior to judgment which is made part of the judgment), and claim-specific declaratory judgment expenses, incurred by the Company (except office expenses and salaries of officials and employees not classified as loss adjusters) will be divided between the Company and the Reinsurer in proportion to their respective shares of the Ultimate Net Loss. Such expenses will be in addition to the limits stated in the COVER ARTICLE. However, if a verdict, judgment or award is reversed or reduced the Company and the Reinsurer will share expenses incurred in securing such reversal or reduction in the proportion that each benefits from the reversal or reduction. Expenses incurred up to the time of the original verdict, judgment or award will be shared in proportion to what would have been each party's share.

The phrase "claim-specific declaratory judgment expenses," as used in this Agreement will mean all expenses incurred by the Company in connection with declaratory judgment actions brought to determine the Company's defense and/or indemnification obligations that are allocable to specific Policies and claims subject to this Agreement. Declaratory judgment expenses will be deemed to have been incurred by the Company on the date of the original loss (if any) giving rise to the declaratory judgment action.


                                  ARTICLE 17
                                  ----------

EXCESS OF POLICY LIMITS
-----------------------

In the event the Ultimate Net Loss includes an amount in excess of the Company's Policy limit, such amount, as provided for in the definition of Ultimate Net Loss, in excess of the Company's Policy limit shall be added to the amount of the Company's Policy limit, and the sum thereof shall be covered hereunder, subject to the Reinsurer's limit of liability appearing in the COVER ARTICLE of this Agreement.

However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.


                                  ARTICLE 18
                                  ----------

EXTRA CONTRACTUAL OBLIGATIONS
-----------------------------

This Agreement shall protect the Company, subject to the Reinsurer's limit of liability appearing in the COVER ARTICLE of this Agreement, where the loss includes any Extra Contractual Obligations as provided for in the definition of Ultimate Net Loss. "Extra Contractual Obligations" are defined as those liabilities not covered under any other provision of this Agreement and which arise from handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss.

However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.


                                  ARTICLE 19
                                  ----------

DELAY, OMISSION OR ERROR
------------------------

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such delay, omission or error is rectified upon discovery.


                                  ARTICLE 20
                                  ----------

INSPECTION
----------

The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect, through its authorized representatives, all books, records and papers of the Company in connection with any reinsurance hereunder or claims in connection herewith.


                                  ARTICLE 21
                                  ----------

ARBITRATION
-----------

Any irreconcilable dispute between the parties to this Agreement will be arbitrated in Los Angeles, California, in accordance with the attached Arbitration Clause No. 22-01.1.


                                  ARTICLE 22
                                  ----------

SERVICE OF SUIT
---------------

The attached Service of Suit Clause No. 20-03.6 - California will apply to this Agreement.


                                  ARTICLE 23
                                  ----------

INSOLVENCY
----------

In the event of the insolvency of the Company, the attached Insolvency Clause No. 21-05.2 California 8/93 will apply.

In the event of the insolvency of any company or companies included in the designation of "Company," this clause will apply only to the insolvent company or companies.

                                  ARTICLE 24
                                  ----------

CONFIDENTIALITY
---------------

All claim information communicated between the Company and the Reinsurer is intended to further the joint interests of the Company and the Reinsurer in the business covered by and related claims under this Agreement and will be considered and will be treated by both the Company and the Reinsurer as privileged and confidential. Claim information will not be disclosed to any other party other than (i) counsel retained by the Company in the defense of a claim, (ii) retrocessionaire(s) of the Reinsurer whose interest likewise may be affected by the claim or claims, (iii) as directed by a lawful court order, (iv) counsel retained by the Reinsurer, or (v) external accounting or compliance auditors. The Company and the Reinsurer will take all lawful measures necessary or required to preserve the confidentiality of claim information received from the Company.


                                  ARTICLE 25
                                  ----------

COMMUTATION
-----------

The Company or the Reinsurer may, at any time, express their desire to the other party to commute all losses that are applicable to the term of this Agreement and that are still unsettled. In such event, the Company and the Reinsurer shall mutually determine and evaluate such losses, and the payment by the Reinsurer to the Company of the Reinsurer's proportion of the amount so ascertained and mutually agreed to be the value of such losses shall relieve the Reinsurer of all further liability, in respect of the term of this Agreement both in respect of known and unknown losses.


                                  ARTICLE 26
                                  ----------

INTERMEDIARY
------------

Sedgwick Re, Inc. is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications, including notices, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages and loss settlements relating thereto shall be transmitted to the Reinsurer or the Company through Sedgwick Re, Inc., 1501 Fourth Avenue, Suite 1400, Seattle, Washington 98101. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed only to constitute payment to the Company to the extent that such payments are actually received by the Company.

                                  ARTICLE 27
                                  ----------

PARTICIPATION:  SECOND CASUALTY EXCESS OF LOSS REINSURANCE AGREEMENT
-------------
                EFFECTIVE: January 1, 1999

This Agreement obligates the Reinsurer for _______% of the interests and liabilities set forth under this Agreement.

The participation of the Reinsurer in the interests and liabilities of this Agreement shall be separate and apart from the participations of other reinsurers and shall not be joint with those of other reinsurers, and the Reinsurer shall in no event participate in the interests and liabilities of other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have executed this Agreement as of the following dates:


                             PARTICIPATING REINSURERS
   --------------------------------------------------------------------------
     J&H Marsh & McLennan (Services) Ltd.
       Lloyd's, London
          Syndicate No. 1007 RCV                                       8.7500%
          Syndicate No. 1003 SJC                                       1.9250%
          Syndicate No. 2003 SJC                                       6.8250%
          Syndicate No. 0435 DPM                                       4.3810%
          Syndicate No. 0205 HGJ                                       2.0000%
          Syndicate No. 0376 JHV                                       3.5882%
          Syndicate No. 0570 GNR                                       1.4951%
          Syndicate No. 1212 SJB                                       2.9902%
          Syndicate No. 1223 MEL                                       2.0931%
          Syndicate No. 0079 PJG                                       2.0002%
          Syndicate No. 1241/CAR                                       4.4853%
          Syndicate No.  205/HGJ                                       4.4853%
       CNA International Reinsurance Company Limited                   2.9902%
       Odyssey Re (London) Limited                                     2.9902%
       Unionamerica Insurance Company Ltd.                             2.3922%
     J&H Marsh & McLennan (Services) Ltd.
       GIO Insurance Ltd., Trading as GIO Reinsurance                   5.000%
     Hannover Re                                                       17.500%
     PMA Reinsurance Corporation                                        7.500%
     Odyssey Reinsurance Corporation                                    7.500%
     Toa-Re Insurance Company of America                                5.000%
     Zurich Reinsurance (North America), Inc.                           7.500%


     TOTAL                                                             100.00%


Upon completion of Reinsurers' signing, fully executed signature pages will be forwarded to you for the completion of your file.

and in Los Angeles, California, this  day of             , 2000.

                              SCPIE INDEMNITY COMPANY,
                              AMERICAN HEALTHCARE SPECIALTY INSURANCE COMPANY, AMERICAN HEALTHCARE INDEMNITY COMPANY, for themselves and on behalf of each member and affiliated insurance company of
                              THE SCPIE COMPANIES


                              By_________________________________________
                                              (signature)

                              ___________________________________________
                                                 (name)

                              ___________________________________________
                                                 (title)


             SECOND CASUALTY EXCESS OF LOSS REINSURANCE AGREEMENT

                                   issued to

                            SCPIE INDEMNITY COMPANY
                AMERICAN HEALTHCARE SPECIALTY INSURANCE COMPANY
                     AMERICAN HEALTHCARE INDEMNITY COMPANY

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     NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - U.S.A.

(Wherever the word "Reassured" appears in this clause, it shall be deemed to read "Reassured," "Reinsured," "Company," or whatever other word is employed throughout the text of the reinsurance agreement to which this clause is attached to designate the company or companies reinsured.)

   (1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

   (2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

 Limited Exclusion Provision.*

   I. It is agreed that the policy does not apply under any liability coverage, to bodily injury or property damage injury, sickness, disease, death or destruction with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

   II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

   III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

        (a)  become effective on or after 1st May, 1960, or

        (b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

   (3)  Except for those classes of policies specified in Clause II of paragraph
(2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

        Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

 Broad Exclusion Provision.*

 It is agreed that the policy does not apply:


I. Under any Liability Coverage, to bodily injury or property damage injury, sickness, disease, death or destruction

    (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

    (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

   II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to first aid, immediate medical or surgical relief to expenses incurred with respect to bodily injury bodily injury, sickness, disease or death resulting from the hazardous properties of nuclear material and

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     arising out of the operation of a nuclear facility by any person or organization.


III. Under any Liability Coverage, to bodily injury or property damage injury, sickness, disease, death or destruction resulting from the hazardous properties of nuclear material, if

     (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

     (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or


     (c) the bodily injury or property damage injury, sickness, disease, death or destruction arises out of the furnishing by an insured of services,

         materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (c) applies only to property damage to such nuclear facility and any property thereat. injury to or destruction of property at such nuclear facility.


   IV.   As used in this endorsement:

         "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or byproduct material; "source material," "special nuclear material," and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing byproduct material other than tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content, and (2) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility; "nuclear facility" means

         (a)  any nuclear reactor,

         (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

         (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

         (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

         and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

         With respect to injury to or destruction of property, the word "injury" or destruction "property damage" includes all forms of radioactive contamination of property. includes all forms of radioactive contamination of property.

   V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

         (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

         (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

         until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

   (4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

--------------------------------------------------------------------------------
  * NOTE. The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.
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     NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - CANADA

  1. This Agreement does not cover any loss or liability accruing to the Company as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

  2. Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Company, whether new, renewal or replacement, of the following classes, namely,

               Personal Liability.
               Farmers Liability.
               Storekeepers Liability.

which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:-

  Limited Exclusion Provision.

     This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limits of liability.

     With respect to property, loss of use of such property shall be deemed to be property damage.

  3. Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Company, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers Liability, Storekeepers Liability or Automobile Liability contracts), which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision of:-

  Broad Exclusion Provision.

     It is agreed that this Policy does not apply:
     (a) to liability imposed by or arising under the Nuclear Liability Act; nor
     (b) to bodily injury or property damage with respect to which an Insured under this Policy is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; nor
     (c) to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:
         (i) the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;
        (ii) the furnishing by an Insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and
        (iii) the possession, consumption, use, handling, disposal or transportation of fissionable substances, or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be useable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

     As used in this Policy:
     1. The term "nuclear energy hazard" means the radioactive, toxic, explosive, or other hazardous properties of radioactive material;
     2. The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances that the Atomic Energy Control Board may, by regulation, designate as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;
     3. The term "nuclear facility" means:
        (a) any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;
        (b) any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging waste;
        (c) any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;
       (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material;

       and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

     4. The term "fissionable substance" means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.
     5. With respect to property, loss of use of such property shall be deemed to be property damage.

                              ARBITRATION CLAUSE


A. As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance, or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified or registered mail, return receipt requested.

B. One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C. If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, the deficiency shall be supplied on the application of the party requesting arbitration by an appointment made by the American Arbitration Association. Notwithstanding the appointment of any third arbitrator by the American Arbitration Association, the arbitration proceedings shall not be governed by the American Arbitration Association's commercial arbitration rules.

D. All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyds, London.

E. Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

F. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Beverly Hills, California, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of California. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

G. The panel shall interpret this Agreement as if it were an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business within sixty (60) days following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

H. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.

                                SERVICE OF SUIT

    This Clause applies only to a reinsurer domiciled outside the United States of America or should the Company be authorized to do business in the State of New York, a reinsurer unauthorized in New York as respects suits instituted in New York.

It is agreed that in the event of the failure of the Reinsurer hereon to pay any amount claimed to be due hereunder, the Reinsurer hereon, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Clause constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States district court or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

It is further agreed that service of process in such suit may be made upon Messrs. Mendes & Mount, 725 South Figueroa Street, Los Angeles, California 90017 or in the event the suit is instituted in New York State, Messrs. Mendes & Mount, Three Park Avenue, New York, New York 10016 and that in any suit instituted against the Reinsurer upon this Agreement, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereon hereby designates the superintendent, commissioner or director of insurance or other officer specified for that purpose in the statute or his successor or successors in office as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.


Note:--  Wherever used herein the terms:

         "Company" shall be understood to mean "Company," "Reinsured," "Reassured" or whatever other term is used in the attached reinsurance Agreement to designate the reinsured company. "Agreement" shall be understood to mean "Contract," "Agreement," "Policy" or whatever other term is used to designate the attached reinsurance document.

                               INSOLVENCY CLAUSE


In the event of the insolvency and the appointment of a conservator, liquidator or statutory successor of the Company, reinsurance under this Agreement shall be payable to such conservator, liquidator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the insolvent Company by any court of competent jurisdiction or by any conservator, liquidator or statutory successor of the Company having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator or statutory successor has failed to pay all or a portion of any claims. Such payments by the Reinsurer shall be made directly to the Company or its conservator, liquidator or statutory successor except as provided by Section 4118(a) of the New York Insurance Law or except when the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company and when the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.

It is agreed, however, that the conservator, liquidator or statutory successor of the insolvent Company shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding when such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its conservator or liquidator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

When two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the insolvent Company.



Note:--  Wherever used herein the terms:

         "Company" shall be understood to mean "Company," "Reinsured," "Reassured" or whatever other term is used in the attached reinsurance Agreement to designate the reinsured Company. "Agreement" shall be understood to mean "Contract," "Agreement," "Policy" or whatever other term is used to designate the attached reinsurance document.